EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-100801) of Franklin Resources, Inc. of our report dated September 26, 2003 relating to the financial statements of the Franklin Resources, Inc. 1998 Employee Stock Investment Plan, which appears in this Form 11-K.



PricewaterhouseCoopers LLP

San Francisco, California
October 24, 2003